Exhibit 99.1

Immediate Release

Monday, July 13, 2015

Contact:	Frederick W. Boutin, CEO
Robert T. Fuller, CFO
Gregory J. Pound, COO

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES QUARTERLY DISTRIBUTION

Denver, Colorado — TransMontaigne Partners L.P. (NYSE:TLP) announced today that it declared a distribution of $0.665 per unit for the period from April 1, 2015 through June 30, 2015.  This distribution is payable on August 7, 2015 to unit holders of record on July 31, 2015.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

-END-

1670 Broadway • Suite 3100 • Denver, CO  80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address: P. O. Box 5660 • Denver, CO  80217-5660

www.transmontaignepartners.com